Exhibit 99.1

                       [LETTERHEAD OF DELOITTE TOUCHE LLP]



November 22, 1999

Mr. Thomas V. Geimer
Chief Executive Officer and
  Chief Financial Officer
Accelr8 Technology Corporation
303 East Seventeenth Avenue
Suite 108
Denver, Colorado 80203

Dear Mr. Geimer:

Under date of September 15, 1998, Deloitte & Touche LLP reported on the balance sheets of Accelr8 Technology Corporation (the Company) as of July 31, 1998 and 1997 and the related statements of operations, shareholders' equity, and cash flows for each of the years then ended. Subsequent to the date of our report, information has come to our attention which, had it been known to us at the date thereof, would have affected our report.

Accordingly, we hereby notify you that our report dated September 15, 1998, should no longer be relied upon or associated with the Company's balance sheets as of July 31, 1998 and 1997 and the related statements of operations, shareholders' equity, and cash flows for each of the years then ended.

We request that you immediately notify all entities and individuals whom you know to be currently relying upon, or who are likely to rely upon, the Company's financial statements and our report thereon, that our report must no longer be relied upon or associated with the Company's balance sheets as of July 31, 1998 and 1997 and the related statements of operations, shareholders' equity, and cash flows for each of the years then ended.

We also suggest that the Company consult with its legal counsel to determine what further notifications or disclosures it should make.

Very truly yours,

/s/ Deloitte & Touche LLP



Accelr8 Technology Corporation         4        Form 8-K (Change of Accountants)